UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 2016 (December 8, 2016)

NAC Global Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-49655	87-0678927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 West Loop South

Suite 1115

Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (281) 953-7490

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 8, 2016, NAC Global Technologies, Inc. (the “Company”) filed with the Secretary of State of the State of Nevada a Certificate of Amendment amending the Company’s Articles of Incorporation, as amended. The Certificate of Amendment was approved by the Company’s Board of Directors and majority stockholders as disclosed on the Company’s Schedule 14C Information Statement filed with the Securities and Exchange Commission on November 14, 2016. The Certificate of Amendment authorizes the issuance of up to 10,000,000 shares of preferred stock by the Company, with the designation of rights and preferences of such preferred stock to be determined from time to time by the Company’s Board of Directors. Prior to such amendment, the Company’s Articles of Incorporation did not provide for the issuance of shares of preferred stock. The Certificate of Amendment is attached to this Current Report as Exhibit 3.1. All descriptions of the Certificate of Amendment herein are qualified in their entirety to the text of Exhibit 3.1 hereto, which is incorporated herein by reference.

On December 9, 2016, the Company filed with the Secretary of State of Nevada the Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock (the “Certificate of Designations”) for the designation of the Series A Convertible Preferred Stock of the Company, par value $0.001 per share (the “Series A Preferred Stock”). Pursuant to the Certificate of Designations, the Company designated 1,578,948 shares of Series A Preferred Stock for issuance. For more information about the preferences, rights and limitations of the Series A Preferred Stock, please refer to Item 1.01 the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 22, 2016, which is incorporated herein by reference. All descriptions of the Certificate of Designations herein are qualified in their entirety to the text of Exhibit 3.2 hereto, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

3.1	Certificate of Amendment to the Company’s Articles of Incorporation, dated December 8, 2016

3.2	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, dated December 9, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2016	NAC Global Technologies, Inc.

	By:	/s/ Vincent Genovese
		Name:	Vincent Genovese
		Title:	Chief Executive Officer

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